Exhibit 10.03

AMENDMENT TO THE

SYMETRA FINANCIAL CORPORATION

ANNUAL INCENTIVE BONUS PLAN

Pursuant to Section 8.3 thereof, the Symetra Financial Corporation Annual Incentive Bonus Plan is amended effective March 5, 2013, as follows:

1. Section 6.4 is amended in its entirety to read as follows:

6.4 Right to Incentive Bonus. To ensure that the Company achieves the purposes and receives the benefits contemplated by this Plan, a participant shall receive the Incentive Bonus only if the Participant remains continuously employed by the Company until the Incentive Bonus is actually paid to the Participant, as described below in Section 6.5. The following exceptions to this rule apply:

(a) For Participants not eligible for the Executive Severance Pay Plan: (i) If a Participant experiences a Termination of Employment prior to the end of a Plan Year, and the Termination of Employment is due to death, Total Disability, voluntary Termination of Employment after age 65, or the Company’s elimination of the Participant’s position, the Participant (or his or her personal representative or estate) shall nevertheless receive payment of the Incentive Bonus for that Plan Year, based on his or her Eligible Earnings for that Plan Year, subject to the Company Performance Modifier. (ii) If the Participant terminates under one of the circumstances in the previous sentence after the end of a Plan Year but before the Incentive Bonus is paid, the Participant shall receive payment of the Incentive Bonus for that Plan Year, if any, calculated under Section 6.3.

(b) For Participants eligible for the Executive Severance Pay Plan: (i) If a Participant experiences a Termination of Employment prior to the end of a Plan Year, and the Termination of Employment is due to death, Total Disability, or voluntary Termination of Employment after age 65, the Participant (or his or her personal representative or estate) shall nevertheless receive payment of the Incentive Bonus for that Plan Year, based on his or her Eligible Earnings for that Plan Year, subject to the Company Performance Modifier. No Incentive Bonus is payable for any other termination prior to the end of a Plan Year. (ii) If a Participant is involuntarily terminated without cause or has a Constructive Termination after the end of a Plan Year but before the Incentive Bonus is paid, the Participant shall receive payment of the Incentive Bonus for that Plan Year, if any, calculated under Section 6.3.

The payment to any terminated Participant under (a) or (b) will occur at the same time as payments to other Participants. Any forfeited Incentive Bonuses shall be reallocated to other Participants entitled to a bonus for the Plan Year, on a proportionate basis.

DATED this 5th day of March, 2013

SYMETRA FINANCIAL CORPORATION

By	/s/ Christine A. Katzmar Holmes

Its	SVP - Human Resources